EXHIBIT 99.1
FOR IMMEDIATE RELEASE
For additional information, contact:
Thomas R. Hislop
Chairman and Chief Executive Officer
Arizona Land Income Corporation
602-952-6824
ARIZONA LAND INCOME CORPORATION DECLARES SPECIAL DIVIDEND
PHOENIX, December 21, 2007 — Arizona Land Income Corporation (AMEX: AZL) today declared a special dividend of $0.05 per share on its common stock. This dividend will be paid on January 15, 2008 to shareholders of record as of December 31, 2007.
In addition, AZL announced that it will pay state and federal corporate income tax on its net long-term capital gain income for 2007. AZL estimates that the amount of the corporate income tax payable will be approximately $.6 million relating to 2007 net capital gain income of approximately $1.3 million. Consistent with applicable requirements under state and federal law, each of AZL’s shareholders of record as of December 31, 2007 will be allocated a pro rata portion of AZL’s net capital gain, and would include the allocated amount in calculating 2007 taxable income. Each of AZL’s shareholders of record as of December 31, 2007 will also be allocated a refundable federal income tax credit equal to a pro rata portion of the federal corporate income tax paid by AZL. Additional information regarding the amount of net capital gain and refundable income tax credit allocated to AZL shareholders is expected to be distributed no later than February 29, 2008.
Information Concerning Federal Income Tax Consequences of the Allocation
The Internal Revenue Code includes a provision for real estate investment trusts such as AZL that requires AZL to allocate its undistributed long-term capital gain income to its shareholders of record as of the last day of its fiscal year. AZL is required to provide such shareholders with a written notice of the allocation within 60 days of the close of its taxable year. The shareholders of AZL would include in their income as long-term capital gain the amount designated by AZL in such notice and will also receive a credit for the federal corporate income taxes paid by AZL relating to the allocated income. AZL must pay corporate tax on the undistributed long-term capital gain income by January 30, 2008.
AZL will report the amount of the allocated undistributed capital gain to its shareholders on Form 2439. Form 2439 — Notice To Shareholder of Undistributed Long-Term Capital Gains — is similar to a Form 1099 and reflects the amount of income the shareholders must report on their federal income tax returns, as well as the amount of tax paid by AZL with respect to such income. An individual’s allocable share of the tax paid by AZL, as shown on the Form 2439, generally will exceed the amount of tax such individual will be required to pay with respect to its allocable share of AZL’s undistributed long-term capital gain. Should the amount of tax paid by AZL as shown on the Form 2439 exceed the amount of tax a shareholder is required to pay with respect to its allocable share of the undistributed long-term capital gain, that shareholder may use such excess amount as a credit toward other federal tax obligations. If the shareholder has no other federal tax obligations, the shareholder may apply for a refund of such excess amount.
The undistributed long-term capital gain income also may be subject to state income tax.
Each shareholder of AZL should consult its own tax adviser concerning the tax consequences arising from AZL’s payment of corporate income tax and the related allocations of capital gain income and refundable tax credit.
About Pacific Office Properties Trust, Inc.
AZL has entered into a Master Formation and Contribution Agreement with The Shidler Group (the “Master Agreement”) governing transactions whereby AZL will acquire the West Coast office portfolio of The Shidler Group, and reincorporate in Maryland under the name Pacific Office Properties Trust, Inc. (“Pacific Office Properties Trust”). Pacific Office Properties Trust will be a real estate investment trust which will acquire, own, and operate office properties in the western U.S., focusing initially on the four high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix.
Pacific Office Properties Trust will focus on acquiring, with institutional co-investors, “value-added” office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. Pacific Office Properties Trust will continue The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.
About Arizona Land Income Corporation
Arizona Land Income Corporation is a real estate investment trust headquartered in Phoenix, Arizona. It is externally advised by ALI Advisors, Inc. and currently has a portfolio of real estate and other assets aggregating approximately $4.2 million.
About The Shidler Group
The Shidler Group is a private long-term investor in commercial real estate. Over the past 30 years, through its private and public affiliates, it has acquired, owned and managed more than 2,000 properties containing over 150 million square feet of leaseable area. Currently, The Shidler Group, through its affiliates, owns and manages commercial properties in Honolulu, Los Angeles, San Diego and Phoenix, and maintains offices in Honolulu, San Diego, Phoenix and New York. The Shidler Group has founded three publicly traded real estate investment trusts –

Corporate Office Properties Trust (NYSE: OFC), First Industrial Realty Trust (NYSE: FR), and Tri Net Corporate Realty Trust (formerly, NYSE: TRI, now part of iStar Financial (NYSE: SFI)). The Shidler Group also founded Primus Guaranty, Ltd. (NYSE: PRS), a Bermuda-based holding company whose primary subsidiary, Primus Financial Products, is a AAA/Aaa rated provider of credit default protection.
Credit Suisse Securities (USA) LLC is acting as financial advisor to The Shidler Group, and Peacock, Hislop, Staley, & Given, Inc. is acting as financial advisor to AZL. Barack Ferrazzano Kirschbaum & Nagelberg LLP is serving as legal advisor to The Shidler Group, and Squire, Sanders & Dempsey L.L.P. is serving as legal advisor to AZL.
Additional Information and Where to Find It
This press release does not constitute a solicitation for votes for the transaction contemplated in the Master Agreement. In connection with the proposed transaction, AZL has filed a proxy statement regarding the proposed transaction with the Securities and Exchange Commission. Shareholders are able to obtain a free copy of the definitive proxy statement and other documents filed by AZL with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents are also available, free of charge, from AZL by directing a request to Ms. Deanna Barela at (602) 952-6821 or dbarela@phsg.com. Shareholders are urged to read the proxy statement and other relevant material before making any voting decisions with respect to the transaction.
AZL and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AZL in connection with the transaction. Information about AZL and its directors and executive officers, and their ownership of AZL common stock, is set forth in the definitive proxy statement which was filed with the SEC on December 13, 2007.
Certain Information About Forward Looking Statements
Statements contained in this release except for historical information are forward-looking statements that are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Specifically, there can be no assurance that the parties will complete a strategic transaction on favorable terms or at all. Important factors that may cause a difference between projected and actual results for AZL are discussed in AZL’s filings from time to time with the SEC, including but not limited to AZL’s annual reports on Form 10-KSB, subsequent quarterly filings on Form 10-QSB and current reports on Form 8-K as well as the definitive proxy statement which was filed with the SEC on December 13, 2007. AZL and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.